As filed with the Securities and Exchange Commission on August 9, 2005

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

BUCKEYE PARTNERS, L.P.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	23-2432497
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

5002 Buckeye Road

P.O. Box 368

Emmaus, PA 18049

(484) 232-4000

(Address, including zip code, of Principal Executive Offices)

UNIT OPTION AND

DISTRIBUTION EQUIVALENT PLAN

(Full Title of the Plan)

Stephen C. Muther, Esquire
Senior Vice President, Administration,
General Counsel and Secretary
Buckeye GP LLC
5 Radnor Corporate Center, Suite 500
100 Matsonford Road
Radnor, PA 19087
(484) 232-4000

(Name, Address and Telephone Number,

Including Area Code, of Agent for Service)

Copy to:

Howard L. Meyers, Esquire
Morgan, Lewis & Bockius LLP
1701 Market Street
Philadelphia, Pennsylvania 19103
(215) 963-5000

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Number of units to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Units representing limited partner interests	680,000	$ 48.33(1)	$ 32,864,400(1)	$ 3,869

(1)           Estimated pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, solely for the purpose of computing the registration fee, based upon the average of the high and low prices of the securities being registered hereby on the New York Stock Exchange on August 8, 2005.

This Registration Statement on Form S-8 (this “Registration Statement”) relates to the registration of an additional 680,000 units representing limited partnership interests (the “Units”) of Buckeye Partners, L.P. (the “Registrant”).  The Units are securities of the same class and relating to the same plan, the Registrant’s Unit Option and Distribution Equivalent Plan, as amended and restated as of April 1, 2005, as those Units registered in the Registrant’s Registration Statement on Form S-8, previously filed with the Securities and Exchange Commission (the “Commission”) on March 21, 1994.  The earlier Registration Statement on Form S-8, Registration No. 033-52761, is hereby incorporated by reference.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.                                                           Plan Information

Not filed as part of this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the Note to Part 1 of Form S-8.

Item 2.                                                           Registrant Information and Employee Plan Annual Information

Not filed as part of this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part 1 of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                                                           Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated by reference into this registration statement:

(1)           the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004;

(2)           the Registrant’s Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2005 and for the fiscal quarter ended June 30, 2005;

(3)           the Registrant’s Current Reports on Form 8-K filed on January 4, 2005, January 21, 2005 (excluding information furnished pursuant to Item 7.01 and Exhibit 99.1 thereto), January 31, 2005 (excluding information furnished pursuant to Item 2.02 and Exhibit 99.1 thereto), February 4, 2005, April 4, 2005, May 5, 2005 (excluding information furnished pursuant to Item 7.01 and Exhibit 99.1 thereto), May 13, 2005 and June 30, 2005; and

(4)           the description of the Registrant’s Units contained in the Registration Statement on Form 8-A filed under the Exchange Act with the Commission on December 8, 1986, as amended on December 16, 1986 and August 9, 2005.

All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference to this registration statement and to be a part hereof from the date of the filing of such reports and documents. Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.                                                           Description of Securities.

Not Applicable.

Item 5.                                                           Interests of Named Experts and Counsel.

Not Applicable.

Item 6.                                                           Indemnification of Directors and Officers.

The amended and restated partnership agreement of the Registrant (the “MLP Partnership Agreement”), the amended and restated agreements of limited partnership of the operating partnerships (the “Operating Partnership Agreements,” and together with the MLP Partnership Agreement, the “Partnership Agreements”), and the management agreements between the operating partnerships and the general partner (the “Management Agreements”) provide that the Registrant or operating partnerships, as the case may be, will indemnify (to the extent permitted by applicable law) certain persons (each, an “Indemnitee”) against expenses (including legal fees and expenses), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Indemnitee in connection with any threatened, pending or completed claim, demand, action, suit or proceeding to which the Indemnitee is or was an actual or threatened party and which relates to the Management Agreements, the Partnership Agreements or the property, business, affairs or management of the Registrant or any operating partnership. These indemnities are available only if the Indemnitee acted in good faith and the action or omission which is the basis of such claim, demand, action, suit or proceeding does not involve the gross negligence or willful misconduct of such Indemnitee. Indemnitees include the general partner, any affiliate of the general partner, any person who is or was a director, officer, employee or agent of the general partner or any affiliate, or any person who is or was serving at the request of the general partner or any such affiliate as a director, officer, partner, trustee, employee or agent of another person. Expenses subject to indemnity will be paid by the applicable partnership to the Indemnitee in advance, subject to receipt of an undertaking by or on behalf of the Indemnitee to repay such amount if it is ultimately determined by a court of competent jurisdiction that the Indemnitee is not entitled to indemnification. The Registrant maintains a liability insurance policy on behalf of the Indemnitees.

Section 18-108 of the Delaware Limited Liability Company Act provides that a Delaware limited liability company may indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.  Article V of the limited liability company agreement of the general partner of the Registrant provides for the indemnification of members, managers, partners, officers, directors, employees, agents, trustees and affiliates of the general partner and such persons who serve at the request of the general partner as members, managers, partners, officers, directors, employees, agents, trustees and affiliates of any other enterprise against certain liabilities under certain circumstances.

Item 7.                                                           Exemption from Registration Claimed.

Not Applicable.

Item 8.                                                           Exhibits.

Exhibit	Description

4.1

Buckeye Partners, L.P. Agreement of Limited Partnership dated December 15, 2004 (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on December 20, 2004).

5.1	Opinion of Morgan, Lewis & Bockius LLP.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included as part of the signature page).

99.1

Buckeye Partners, L.P. Unit Option and Distribution Equivalent Plan, as amended and restated as of April 1, 2005 (Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on April 4, 2005).

Item 9.                                                           Undertakings.

The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Emmaus, Commonwealth of Pennsylvania, on August 9, 2005.

BUCKEYE PARTNERS, L.P.

By:	Buckeye GP LLC,
as General Partner

By:	STEPHEN C. MUTHER
Stephen C. Muther, Esquire
Senior Vice President, Administration,
General Counsel and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen C. Muther, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

BRIAN F. BILLINGS	Director	August 9, 2005
Brian F. Billings

MICHAEL B. HOFFMAN	Director	August 9, 2005
Michael B. Hoffman

EDWARD F. KOSNIK	Director	August 9, 2005
Edward F. Kosnik

JOSEPH A. LASALA, JR.	Director	August 9, 2005
Joseph A. LaSala, Jr.

DAVID M. LEUSCHEN	Director	August 9, 2005
David M. Leuschen

Signature	Title	Date

JONATHAN O’HERRON	Director	August 9, 2005
Jonathan O’ Herron

President, Chief Executive Officer and Director
WILLIAM H. SHEA, JR.	(Principal Executive Officer)	August 9, 2005
William H. Shea, Jr.

FRANK S. SOWINSKI	Director	August 9, 2005
Frank S. Sowinski

ANDREW W. WARD	Director	August 9, 2005
Andrew W. Ward

Senior Vice President-Finance and Chief Financial
ROBERT B. WALLACE	Officer (Principal Accounting and Financial Officer)	August 9, 2005
Robert B. Wallace

BUCKEYE PARTNERS, L.P.

INDEX TO EXHIBITS

Exhibit Number	Document

4.1

Buckeye Partners, L.P. Agreement of Limited Partnership dated December 15, 2004 (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on December 20, 2004).

5.1	Opinion of Morgan, Lewis & Bockius LLP.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included as part of the signature page).

99.1

Buckeye Partners, L.P. Unit Option and Distribution Equivalent Plan, as amended and restated as of April 1, 2005 (Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on April 4, 2005).